Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION ANNOUNCES NEW FINANCING AND ENTRY INTO COMPREHENSIVE RESTRUCTURING SUPPORT AGREEMENT

June 13, 2016 – Houston, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCBB: SAEXW), or SAE, today announced that it has entered into a comprehensive restructuring support agreement (the “Restructuring Support Agreement”) with holders (the “Supporting Holders”) of approximately 66% of the par value of SAE’s 10.000% Senior Secured Notes due 2019 (the “Existing Notes”), pursuant to which the Supporting Holders and SAE have agreed to enter into and implement a proposed comprehensive restructuring of SAE’s balance sheet, which will include an agreement to fund up to $30 million in new capital, subject to the terms and conditions of the Restructuring Support Agreement, including the parties’ agreement to negotiate in good faith the definitive documentation in respect thereof.

Summary Highlights

•	Participating bondholders to provide new loan funding of up to $30 million to fund expected cash needs until SAE can monetize its tax credit-related account receivables

•	De-leveraging the capital structure to permit for long-term growth and investment with participating bondholders reducing Existing Notes outstanding by up to 50% through an exchange offer for new notes

•	Reducing the notes outstanding provides meaningful relief in cash interest expense and provides the option to pay the next two coupons on the new notes as paid-in-kind

•	Improving SAE’s balance sheet and future viability through support of a majority of the bondholders

•	Affirming the support and commitment of all members of the senior management team, including SAE’s founding executives, to the business under extended long-term employment agreements

Brian Beatty, President and CEO of SAE, commented, “Our principal objective with this agreement is to create a strengthened platform to enable us to focus on serving our highly valued customers and providing superior performance and operational excellence. The transactions outlined within this agreement will enhance our liquidity, provide meaningful financial flexibility, realign our balance sheet to make us even more competitive in the current environment and position us for long-term growth and continued success. We are grateful for the support and confidence of all our stakeholders, especially that of our bondholders, customers, vendors, and loyal and highly skilled employees, all of whom worked with us to find solutions to solidify SAE’s future.”

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The Restructuring Support Agreement contemplates the following transactions:

•	The Supporting Holders and SAE will enter into a $30 million multi-draw senior secured term loan facility. All holders of Existing Notes that participate in the exchange offer (described below) will also be able to participate in the new senior loan facility. As part of the consideration for providing the new senior loan facility, SAE has agreed to issue to these lenders shares equal to 28.2% of the outstanding shares of SAE’s common stock as of the closing of the exchange offer.

•	SAE will commence an exchange offer, pursuant to which SAE will offer to eligible holders an opportunity to exchange any and all outstanding Existing Notes for new notes in a principal amount equal to half of Existing Notes tendered and shares of common stock. If all holders of Existing Notes are eligible to participate and tender in the exchange offer, then SAE will issue $70.0 million in principal amount of new notes and common stock equal to 64.48% of the outstanding shares, as of the closing date of the exchange offer. In connection with the exchange offer, SAE will also commence a consent solicitation to make certain proposed limited amendments to the terms of the indenture for the Existing Notes, the related security documents and the existing intercreditor agreement to permit the restructuring. Under the Restructuring Support Agreement, the Supporting Holders have agreed to tender all of their Existing Notes and to deliver corresponding consents.

•	As a result of the issuance of shares of common stock to the lenders under the new senior loan facility and to tendering holders of Existing Notes, assuming maximum participation in the exchange offer, SAE expects to issue to the tendering holders of Existing Notes approximately 92.68% of the outstanding shares (including to Supporting Holders, as Lenders), as of the closing of the exchange offer. Further, SAE expects current equity to hold approximately 1.32% of the company after the restructuring transactions are complete, with an opportunity to own a further 4.5% of the company through warrants when exercised. As of the date of this press release, members of management of SAE and its directors owned approximately 44.3% of the outstanding shares of common stock, and will share in the dilution that existing common stockholders will experience.

In connection with the share issuances described above, SAE’s Board of Directors will approve for nomination a new slate of directors, and pursuant to the Restructuring Support Agreement, the Supporting Holders will have the right to designate six of SAE’s new seven member Board of Directors and the new Board of Directors will be installed. In addition, SAE will make certain amendments to its second amended and restated certificate of incorporation and amended and restated bylaws, enter into new employment agreements with members of the senior management of SAE, approve a new management incentive plan, grant equity to the members of management under that new plan and issue warrants to existing holders of SAE’s common stock for up to 4.5% of the outstanding common stock.

The Restructuring Support Agreement contemplates various closing conditions. These closing conditions include participation of at least 90% of the Existing Note holders in the exchange offer and consent solicitation.

The proposed exchange offer and consent solicitation are being disclosed in this press release for completeness of disclosure of the terms of the Restructuring Support Agreement. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The new notes and shares of common stock to be offered in the exchange offer have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

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SAE is being advised by Jefferies LLC regarding financial matters and by Jones Day regarding legal matters. The bondholder group is being advised by Paul, Weiss, Rifkind, Wharton & Garrison LLP on legal matters.

About SAExploration Holdings, Inc.

SAE is an internationally-focused oilfield services company offering a full range of vertically-integrated seismic data acquisition and logistical support services in remote and complex environments throughout Alaska, Canada, South America and Southeast Asia. In addition to the acquisition of 2D, 3D, time-lapse 4D and multi-component seismic data on land, in transition zones and offshore in depths reaching 3,000 meters, SAE offers a full suite of logistical support and in-field data processing services, such as program design, planning and permitting, camp services and infrastructure, surveying, drilling, environmental assessment and reclamation and community relations. SAE operates crews around the world, performing major projects for its blue-chip customer base, which includes major integrated oil companies, national oil companies and large independent oil and gas exploration companies. Operations are supported through a multi-national presence in Houston, Alaska, Canada, Peru, Colombia, Bolivia, Brazil, New Zealand and Malaysia. For more information, please visit SAE’s website at www.saexploration.com.

The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws with respect to SAE. These statements can be identified by the use of words or phrases such as “expects,” “estimates,” “projects,” “budgets,” forecasts,” “anticipates,” “intends,” “plans,” “may,” “will,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions. These forward-looking statements include statements regarding SAE’s financial condition, results of operations and business and SAE’s expectations or beliefs concerning future periods and possible future events. These statements are subject to significant known and unknown risks and uncertainties that could cause actual results to differ materially from those stated in, and implied by, this press release. These factors are outside of SAE’s control and difficult to predict and manage. Factors that could cause actual results to vary materially from SAE’s expectations include: the ability to satisfy, or effectively waive, the conditions to the exchange offer and consent solicitation; the ability to succeed in and the timing to complete any of the restructuring and recapitalization transactions described in this press release; the failure of any conditions specified in the Restructuring Support Agreement to be satisfied or waived; SAE’s ability to effectively manage its operations during the significant cash flow and liquidity difficulties it is currently experiencing; negative events or publicity associated with SAE’s restructuring and recapitalization transactions; the ability to negotiate the definitive documentation with respect to the restructuring transactions or to do so effectively; the negative consequences if SAE is unsuccessful in achieving a successful restructuring transaction and must file for bankruptcy; the negative consequences if SAE is successful in achieving a

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restructuring transaction, including the possibility of significant dilution to SAE’s existing stockholders; developments with respect to the Alaskan oil and natural gas exploration tax credit system that may continue to affect the willingness of third parties to participate in financing and monetization transactions and SAE’s ability to timely monetize tax credits that have been assigned to SAE by its customer; changes in the Alaskan oil and natural gas exploration tax credit system that may significantly affect the level of Alaskan exploration spending; fluctuations in the levels of exploration and development activity in the oil and natural gas industry; intense industry competition; limited number of customers; credit and delayed payment risks related to SAE’s customers; the availability of liquidity and capital resources including SAE’s ability to make capital expenditures due to its current liquidity and cash flow situation and the potential impact this has on SAE’s business and competitiveness; the need to manage rapid growth and contraction of SAE’s business; delays, reductions or cancellations of service contracts; operational disruptions due to seasonality, weather and other external factors; crew availability and productivity; whether SAE enters into turnkey or term contracts; high fixed costs of operations; substantial international business exposing us to currency fluctuations and global factors, including economic, political and military uncertainties; ability to retain key executives; need to comply with diverse and complex laws and regulations; and other risks and uncertainties discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” contained in SAE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended by Amendment No. 1 thereto. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact

SAExploration Holdings, Inc.

Ryan Abney

Vice President, Capital Markets & Investor Relations

(281) 258-4409

rabney@saexploration.com

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